EXHIBIT 23.3

CONSENT OF COUNSEL TO USE OF OPINION



                             John A. Furutani, Esq.
                       2500 East Colorado Blvd., Suite 301
                           Pasadena, California 91107

November 18, 2002


Board of Directors
The Hartcourt Companies Inc.
2500 East Colorado Blvd., Suite 301
Pasadena, California 91107

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated November 14, 2002 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies, Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

John A. Furutani
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Special Counsel
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